Exhibit 10.11

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of February 4, 2008, among Intelsat (Bermuda), Ltd., a Bermuda exempted company (the “Issuer”), Intelsat Jackson Holdings, Ltd., a Bermuda exempted company (the “Successor”), Intelsat, Ltd. (the “Parent Guarantor”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the Parent Guarantor have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of January 12, 2007, providing for the issuance of the Issuer’s Floating Rate Senior Notes due 2015 (the “Notes”), initially in the aggregate principal amount of $600,000,000, and providing for the guarantee of the Issuer’s obligations under the Notes by the Parent Guarantor;

WHEREAS, on the date hereof, the Issuer has transferred certain of its assets and liabilities to the Successor (the “Transfer”);

WHEREAS Section 5.01 of the Indenture provides that in connection with the Transfer, the Successor is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor expressly assumes all of the obligations of the Issuer under the Indenture and the Notes on the terms and conditions set forth herein;

WHEREAS Section 5.01 of the Indenture provides that in connection with the Transfer, the Successor is required to be a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, under the laws of the jurisdiction of the Issuer or under the laws of Bermuda or any country that is a member of the European Union;

WHEREAS the Successor is incorporated under the laws of Bermuda;

WHEREAS Sections 5.01(a)(vi) and 11.04 of the Indenture provide that in connection with the Transfer, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Transfer and this First Supplemental Indenture comply with the Indenture and each stating that in the opinion of such officers and of such counsel, as applicable, all conditions precedent provided for in the Indenture relating to the Transfer and the First Supplemental Indenture have been satisfied, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof;

WHEREAS pursuant to Section 5.02 of the Indenture, concurrently with the Transfer in accordance with or permitted by Section 5.01 of the Indenture, the Successor shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such Successor has been named as the Issuer in the Indenture, and the Issuer shall thereby be released of its obligations under the Indenture and the Notes;

WHEREAS in accordance with Section 9.01 of the Indenture, the parties hereto desire to amend the Indenture as described below; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Successor, the Parent Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this First Supplemental Indenture, capitalized terms defined in the Indenture and not otherwise defined herein have the meanings assigned such terms in the Indenture. The words “herein,” “hereof” and hereby and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. The Successor hereby agrees to assume the Issuer’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes, and succeed to and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes with the same effect as if such Successor has been named as the Issuer in the Indenture and the Notes, and the Issuer shall thereby be released of its obligations under the Indenture and the Notes.

3. Confirmation of Guarantee. The Parent Guarantor hereby confirms that its guarantee shall apply to the Successor’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes.

4. Miscellaneous. For any periods or dates which the Successor does not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor, as the case may be.

5. Notices. All notices or other communications to the Successor or the Parent Guarantor shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows, with copies as provided in Section 11.02 of the Indenture:

Intelsat Jackson Holdings, Ltd.

c/o Intelsat, Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke, Bermuda HM 08

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

INTELSAT JACKSON HOLDINGS, LTD.

By:
Name:
Title:

INTELSAT (BERMUDA), LTD.

By:
Name:
Title:

INTELSAT, LTD.

By:
Name:
Title:

[Floating Rate Senior Notes due 2015 – First Supplemental Indenture Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

[Floating Rate Senior Notes due 2015 – First Supplemental Indenture Signature Page]